SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):December 18, 2014

PROBE MANUFACTURING, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
17475 Gillette Avenue, Irvine, CA 92614
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 18, 2014, during our annual meeting a shareholder nominated and the board approved the nomination of Mr. JuhaniTaskinen to our Board of Directors. As a result Mr. JuhaniTaskinen was appointed to the Company’s Board of Directors and to act as the Chairman of the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2014, we held our 2014 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following two proposals: (i) to re-elect four nominee directors, each to hold office for a one-year term expiring at the 2015 Annual Meeting of Shareholders and until his successor is duly elected and qualified (Proposal No. 1) and (ii) to ratify the appointment of W.T. Uniack & Co, CPA’s, P.C., as our independent registered public accounting firm for the year ending December 31, 2014.   The two proposals are described in detail in our proxy statement, dated November 25, 2014.

At the close of business on November 12, 2014, the record date for the determination of shareholders entitled to vote at our 2014 annual meeting of shareholders, there were 27,406,111 shares of the Company’s common stock entitled to vote, each share being entitled to one vote and constituting all of the outstanding voting securities of the Company. At our 2014 annual meeting of shareholders, the holders of 18,259,129 shares of the Company’s common stock entitled to vote were represented in person or by proxy, constituting a quorum.

Proposals No. 1and 2 were approved by our stockholders by the requisite vote necessary for approval.  The votes with respect to each of the proposals are set forth below.

Proposal 1. To reelect three directors, each to hold office for a one-year term expiring at the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified:

Nominee	Shares For
Kambiz Mahdi	18,246,129
John Bennett	18,246,129
Robert Young	18,246,129
ShervinTalieh	18,246,129

No broker non-votes were cast in the election of our directors.

Proposal 2. To ratify the appointment of W.T. Uniack& Co, CPA’s, P.C. as our independent registered public accounting firm for the year ending December 31, 2013:

Shares For	18,259,129
Shares Against	-0-
Shares Abstained	-0-

No broker non-votes were cast in the ratification of the appointment of W.T. Uniack& Co, CPA’s, P.C. as our independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: December 24, 2014

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer